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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2013

ERIE INDEMNITY COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The 88th Annual Meeting of Shareholders (the “Annual Meeting”) of Erie Indemnity Company (the “Company”) was held on April 17, 2013. On the record date for the Annual Meeting, the Company had 2,542 shares of Class B common stock outstanding which had the exclusive right to vote on all matters presented for consideration at the meeting.
(b) At the Annual Meeting, shareholders of the Company re-elected all 13 incumbent directors to serve on the Company's Board of Directors for a one-year term. The names of the elected directors and voting results appear below.

	For	Withheld	Abstained	Broker Non-Votes
J. Ralph Borneman, Jr.	2,542	0	0	0
Terrence W. Cavanaugh	2,542	0	0	0
Jonathan Hirt Hagen	2,542	0	0	0
Susan Hirt Hagen	2,542	0	0	0
Thomas B. Hagen	2,542	0	0	0
C. Scott Hartz	2,542	0	0	0
Claude C. Lilly, III	2,542	0	0	0
Lucian L. Morrison	2,542	0	0	0
Thomas W. Palmer	2,542	0	0	0
Martin P. Sheffield	2,542	0	0	0
Richard L. Stover	2,542	0	0	0
Elizabeth Hirt Vorsheck	2,542	0	0	0
Robert C. Wilburn	2,542	0	0	0

At the Annual Meeting, the Company's shareholders also approved the adoption of a new Equity Compensation Plan. All 2,542 shares of Class B common stock outstanding voted “for” the adoption of the Equity Compensation Plan. No votes were withheld and there were no abstentions or broker non-votes.

Item 8.01 Other Events.

At its meeting on April 17, 2013, the Board of Directors of Erie Indemnity Company approved the following dividend on shares of Erie Indemnity Company Class A common stock:

Class A Rate Per Share: $0.5925
Dividend Number: 331
Declaration Date: April 17, 2013
Ex-Dividend Date: July 2, 2013
Record Date: July 5, 2013
Payable Date: July 19, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

April 18, 2013	By:	/s/ James J. Tanous

Name: James J. Tanous
Title: Executive Vice President, Secretary and General Counsel